UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
Information Statement   Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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HYDROFLO, INC.
(Name of Registrant as Specified in Its Charter)

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HYDROFLO, INC.
2501 Reliance Avenue
Apex, North Carolina 27539
Telephone: (919) 355-1200

NOTICE OF ANNUAL MEETINGS OF SHAREHOLDERS
FRIDAY, October 27, 2006

To the Shareholders:

The 2006 Annual Meeting of the Shareholders of HydroFlo, Inc. (the "Company") will be held:

●	Friday, October 27, 2006
●	2:00 p.m. (local time)
●	Offices of the Company
2501 Reliance Avenue
Apex, North Carolina

or at any adjournments thereof, for the following purposes:

●	To elect two directors to serve three-year terms until the Annual Meeting for 2009, or until their successors are elected and qualified.

●	To authorize the Company to change the Accounting firm of record.

Shareholders of record at the close of business on October 1, 2006, are entitled to notice of the meeting and to vote at the meeting and any adjournments thereof. The Company's stock transfer books will not be closed.

By order of the Board of Directors,

George Moore, III
Chairman, President and Chief Executive Officer

October 16, 2006

HYDROFLO, INC .

2501 Reliance Avenue
Apex, North Carolina 27539
Telephone: (919) 355-1200

INFORMATION STATEMENT

ANNUAL MEETING

This information statement is being furnished to shareholders of HydroFlo, Inc., a North Carolina corporation (the "Company"), to accompany the notice of a meeting that will serve as the 2006 Annual Meeting of Shareholders (“Annual Meeting”) to be held:

●	Friday, October 27, 2006
●	2:00 p.m. (local time)
●	Offices of the Company
2501 Reliance Avenue
Apex, North Carolina

The Board has fixed the close of business on October 1, 2006, as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting. This Information Statement is first being mailed to the shareholders on or about October 15, 2006. This Information Statement is required under the Federal securities rules and is provided to you solely for your information.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

QUORUM

The Company's Bylaws provide that the holders of a majority of the Company's outstanding shares, represented in person or by proxy, shall constitute a quorum at the Annual Meeting, and that if there is no quorum present at the opening of the meeting, the Annual Meeting may be adjourned from time to time by the vote of a majority of the shares voting on the motion to adjourn. Abstentions and broker non-votes will be counted as present and entitled to vote for purposes of determining whether a quorum is present at the Annual Meeting. A broker non-vote occurs when an institution holding shares as a nominee does not have discretionary voting authority with respect to a proposal and has not received voting instructions from the beneficial owner of the shares.

HOW VOTES WILL BE COUNTED

Each Share is entitled to one vote for each matter submitted for a vote and, in the election of directors, for each director to be elected. The appointments of proxy will be tabulated by one or more inspectors of election designated by the Board.

Proposal 1 —
Election of Directors. In the election of directors under Proposal 1, the two nominees receiving the highest number of votes will be elected. Shares not voted (including abstentions and broker non-votes) will have no effect. Shareholders are not authorized to cumulate their votes for directors.

Proposal 2 —
Approval to Change the Accounting Firm for the Company. Proposal 2 will be approved if the number of votes cast for the proposal exceeds the number of votes cast against the proposal. Shares not voted (including abstentions and broker non-votes) will have no effect.

DESCRIPTION OF THE VOTING SECURITIES

At the close of business on the voting record date, October 1, 2006, there were 70,838,147 shares of the Company's common stock (sometimes referred to herein as the "Shares") issued and outstanding and entitled to vote at the Annual Meeting. The Company is authorized to issue five hundred million shares of common stock and five million shares of preferred stock, of which four million shares were issued and outstanding on October 1, 2006. The outstanding preferred stock has no voting rights. As of the voting record date, there were approximately 85 holders of record of the Company's common stock.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth the beneficial ownership of each person known to the Company to hold more than five percent of the Shares as of October 1, 2006.

Name and address of Shareholder	Shares Currently Beneficially Owned	Percent of Shares Beneficially Owned (1)

Capital Access, Inc.	13,460,000	19.0%
4418 Penrose Valley Circle
Cary, NC 27511
Dennis Mast, Managing Director

Free Harbour Foundation	22,282,608	31.5%
5620 Merion Station Drive
Apex, NC 27539
Dennis Mast, Protector

(1)     The ownership percentage of each individual is calculated based on the total of 70,838,147 Shares issued and outstanding as of October 1, 2006.

The following table shows, as of October 1, 2006, the number of Shares beneficially owned by each director and by all directors and principal officers of the Company as a group:

Beneficial owner (position)	Common stock currently owned (1)	Percent of common stock owned (2)
George Moore, III (Director, Chairman, President & CEO)	- 5000 -	*
James Kelly (Director)	- 0 -	*
William Dobo (Director)	- 0 -
Directors and principal officers as a group (2 persons)	- 0 -	*

NOTES :

*	Owns less than one percent of the outstanding common stock.

(1)	To the Company’s knowledge, each person has sole voting and investment power over the securities shown as beneficially owned by such person.

(2)	The ownership percentage of each individual is calculated based on the total of 70,838,147 Shares issued and outstanding as of October 1, 2006.

PROPOSAL 1: ELECTION OF DIRECTORS

Board size and membership: Under the Company's Articles and Bylaws, the number of directors shall be such number as the Board determines from time to time prior to each Annual Meeting of Shareholders at which directors are to be elected. That number cannot be less than three. The Board, by resolution, has set the number of directors for 2006 at seven.

Directors to be elected at this Annual Meeting: At this Annual Meeting, three directors will be elected to three-year terms expiring at the Annual Meeting of Shareholders in 2009, or until their successors are elected and qualified, or until their death, resignation or retirement. One board set will remain vacant and may be filled by the remaining directors. Any director appointed to this vacancy will be subject to election at the next annual meeting of the shareholders.

Votes needed to elect. The two nominees receiving the highest number of votes will be elected.

Nominations. The Board has nominated the two incumbent Board members for re-election. George Moore was appointed to the Board in July, 2006.

Nominees: The following are the names of the nominees for election to two of the three Board seats, their ages at September 30, 2006, and their principal occupations during the past five years.

James A. Kelly

Mr. James Kelly is the founder and principal of James A. Kelly, CPA P.A. in Wilmington, NC, a full service public accounting firm specializing in financial services for small and medium sized companies.

Prior to starting his firm, Kelly served with the U.S. Army’s 25th Division at Schofield Barracks, HI where he obtained airborne and expert infantry qualifications. After his military service, Kelly served with the United States Peace Corps in the Retaluleu province of Guatemala. During his tour he assisted in a wide variety of business, community development and health projects throughout the country.

Kelly holds a Bachelor of Science in Business Management from Appalachian State University and a Bachelor of Science in Accounting from The University of North Carolina at Wilmington. Mr. Kelly has been in public accounting since 1997 and sits on the boards of two charitable organizations.

G. William Dobo

William Dobo is a successful business professional and entrepreneur that has started, owned, and operated a number of businesses in the past forty years. Through growth and management of various businesses, Mr. Dobo has gained valuable experience in every aspect of successful business operations.

Bill is a well-known Wilmington philanthropist and recently received the distinguished Alumnus of the Year Award in 2005 from the University of North Carolina, Wilmington (UNCW) for his many alumni activities and service to the university and the community. Dobo’s interests include past ownership of the Cape Fear Utilities, one of the Wilmington, NC area water systems, which he sold in the late 90s to fund a trust for the benefit of the University of North Carolina, the North Carolina Zoo, the North Carolina Aquarium, and the Salvation Army, among others.

Bill is actively involved in Hydrogen Cell research as well as a number of other activities.

MANAGEMENT OF THE COMPANY

Director Relationships

Board Relationships. No director or principal officer is related to another director or principal officer.

Other Directorships. No director is a director of any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Board Attendance and Fees

During 2005, the Board held five meetings. All directors of record attended at least seventy-five percent of all Board and committee meetings since appointment. During 2005, each Board member received an attendance fee of $1,500 per Board meeting attended. This fee will remain the same for the next 12 month period.

Committees of the Board of Directors

The Company currently has no compensation committee or other board committee performing equivalent functions. Currently, all members of the Board of Directors participate in discussions concerning executive officer compensation. Director James A. Kelly, CPA, also sits on the Audit Committee.

The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Company's Board of Directors and report the result of their activities to the Board. Such responsibilities shall exclude but shall not be limited to, the selection, and if necessary the replacement of the Company's independent auditors, review and discuss with such independent auditors and the Company's internal audit department (i) the overall scope and plans for the audit, (ii) the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risks, and legal and ethical programs, and (iii) the results of the annual audit, including the financial statements to be included in the Company's 2005 annual report on Form 10-K. The audit committee charter is filed as an exhibit to the Company's 2005 annual report on Form 10-K.

Executive Compensation

Cash Compensation. This table sets forth certain information regarding the annual and long term compensation paid to or for our Chief Executive Officer and the other officer of the Company earning more than $100,000 during the fiscal years ended June 30, 2007.

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long Term Compensation
		Salary	Bonus	Other Annual Comp.	Restricted Stock Awards	Options/ SARS	All Other Comp.
Name and Position	Year	($)	($)	($)	(#)	($)	($)

George Moore, III (1)
CEO, Presidentand Chairman	2006	110,000	-0-	-0-	-0-	-0-	-0-

Deanna Britt, Executive VP (2)	2006	100,000	-0-	-0-	-0-	-0-	-0-

_______
(1)	Effective July 11, 2006, Mr. Moore was appointed as CEO.

(2)	Effective October 4, 2006, Ms. Britt was appointed as Executive VP

Other Related Party Transactions

In July 2001, the Company entered a management fee agreement with Free Harbor LLC (an entity company controlled by Dennis Mast, a principal shareholder and former CEO of the Company), whereby the Company agreed to pay Free Harbor LLC $4,600 per month plus 10% of pretax profits as long as the management agreement was in effect. Expenses incurred under this arrangement totaled $2,153,830, $55,200, and $55,200 for the years ended June 30, 2005, 2004 and 2003, respectively, and at June 30, 2005 and 2004, the Company had amounts payable of approximately $2,102,300 and $0, respectively, due to Free Harbor LLC. During the year ended June 30, 2004, $170,000 of the payable balance was satisfied through the issuance of 3,800,000 non-voting preferred shares of the Company. This agreement was terminated in May 2006.

At June 30, 2005, the Company had a loan outstanding of $25,000 payable to a director of the Company. This loan has been fully repaid subsequent to the fiscal year end.

In July, 2006, the company entered into an agreement with Capital Access, Inc. (CAI), who is the holder of approximately $550,000 in outstanding demand notes of the Company (the “Notes”). This agreement allows CAI to convert the Notes into senior convertible debentures with warrants attached. In addition, the Company is in need of approximately $100,000 to fund certain Company obligations and general corporate purposes. CAI has expressed a willingness to fund this $100,000 amount under the same terms and conditions afforded the conversion of the Notes into senior convertible debentures with warrants attached.

Section 16(a) Beneficial Ownership Reporting Compliance

Directors and principal officers of the Company are required by federal law to file reports with the Securities and Exchange Commission (“SEC”) regarding the amount of and changes in their beneficial ownership of the Shares. Based solely on a review of reports filed by the Company on these individuals’ behalf, all such required reports were timely filed.

PROPOSAL 2:	CHANGE IN THE ACCOUNTING FIRM OF RECORD

At a meeting of the Board on October 11, 2006, a proposal was made that the Company consider changing accounting firms to better serve the needs of the corporation. This proposal authorizes the Company to terminate the relationship with its current auditor of record, Kingerly, Crouse & Hohl, PA and simultaneously authorize the Company to retain the firm of Tauber & Balser, P.C. of Atlanta, GA as its new auditor.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Company’s independent certified public accountant for the year ended June 30, 2006, was Kingery & Crouse PA (“Kingery & Crouse”). The Company’s independent certified accountant for the year ended June 30, 2007 is proposed to become the firm of Tauber & Balser, P.C. (http://www.tbcpa.com/) and is one of the proposals before the 2006 Shareholder’s meeting.

The following table sets forth fees billed to the Company by its auditors during the fiscal years ended June 30, 2005 and June 30, 2004 for: (i) services rendered for the audit of its annual financial statements and the review of its quarterly financial statements, (ii) services by its auditor that are reasonably related to the performance of the audit or review of its financial statements and that are not reported as Audit Fees, (iii) services rendered in connection with tax compliance, tax advice and tax planning, and (iv) all other fees for services rendered.

(i) Audit Fees
	2004	2005

Kingery & Crouse	$16,475	$32,167
Grant Thornton, LLP	$27,179	0

(ii) Audit-Related Fees
	None
(iii) Tax Fees
	None
(iv) All Other Fees
	None

TOTAL FEES

Kingery & Crouse	$16,475	$32,167
Grant Thornton, LLP	$27,179	$0

Audit Fees . Consists of fees billed for professional services rendered for the audit of our financial statements and review of the interim financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings or engagements.

Audit-Related Fees . Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under "Audit Fees."

Tax Fees . Consists of fees billed for professional services for tax compliance, tax advice and tax planning.

All Other Fees . Consists of fees for products and services other than the services reported above.

Policy On Audit Committee Pre-Approval Of Audit And Permissible Non-Audit Services Of Independent Auditors

The policy of the company's Audit Committee is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, and tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Company's Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Board of Directors may also pre-approve particular services on a case-by-case basis.

ANNUAL REPORT

In accordance with the regulations of the Securities and Exchange Commission, the Company's 2005 Annual Report on Form 10-K for the year ended June 30, 2006, including the consolidated financial statements and schedules, will be furnished to any shareholder upon written request to:

George Moore, III, President, HydroFlo, Inc., 2501 Reliance Avenue, Apex, North Carolina 27539.

No part of the 2006 Annual Report shall be regarded as a communication by means of which any solicitation is being or is to be made.